Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, Mark E. Schwarz, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Form 10-Q report for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on August 14, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q report for the quarter ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By:	/s/ Mark E. Schwarz	Date:	August 14, 2008
Mark E. Schwarz
Principal Executive Officer